UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2023

HAWAIIAN HOLDINGS INC

(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 2, 2023, Hawaiian Holdings, Inc., a Delaware corporation (“Hawaiian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alaska Air Group, Inc., a Delaware corporation (“Alaska”), and Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (“Merger Sub”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Hawaiian (the “Merger”), with Hawaiian surviving as a wholly owned subsidiary of Alaska. The Merger has been approved unanimously by Hawaiian’s board of directors (the “Board”).

Equity Treatment

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Hawaiian’s Common Stock, par value $0.01 per share (the “Common Stock”), Hawaiian’s Series A Special Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), Hawaiian’s Series B Special Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), Hawaiian’s Series C Special Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and Hawaiian’s Series D Special Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and, collectively with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, the “Preferred Stock”) issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, will be converted into the right to receive $18.00 per Share, payable to the holder in cash, without interest (the “Merger Consideration”). The Common Stock and the Preferred Stock are referred to together as the “Shares”.

Immediately prior to the Effective Time, each outstanding restricted stock unit award granted pursuant to the Hawaiian 2015 Stock Incentive Plan (each, a “RSU”):

•

that is unvested as of immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such RSU (treating for this purpose any performance-based vesting condition as having been achieved on the terms specified in the award agreement for such award and if not expressly specified in the award agreement for such award, then based on target performance); and

•

that is vested (but not settled) as of immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such RSU.

In addition, certain long-term incentive awards granted to certain of Hawaiian’s officers in 2022 that are then outstanding as of immediately prior to the Effective Time will be settled in cash at the same time as the RSUs (with performance-based awards treated in the same manner as performance-based RSUs).

Immediately prior to the Effective Time, each unexpired and unexercised option to purchase Common Stock (each, an “Option”) under the Hawaiian 2015 Stock Incentive Plan will be cancelled and, in consideration therefor, the holder thereof shall have the right to receive an amount in cash equal to the product of (a) the total number of shares of Common Stock previously subject to such Option (whether or not vested) and (b) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock previously subject to such Option. Notwithstanding the foregoing, any Option with a per share exercise price that equals or exceeds the Merger Consideration will be cancelled for no consideration.

Immediately prior to the Effective Time, each outstanding warrant to purchase Common Stock will be treated in accordance with its terms.

No-Shop/Fiduciary-Out

The Merger Agreement provides that Hawaiian and its representatives will be subject to customary “no-shop” restrictions prohibiting Hawaiian from soliciting alternative proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding alternative acquisition proposals.

Prior to receipt of the requisite approval of the Merger by Hawaiian’s stockholders, the “no-shop” provision is subject to customary exceptions that allow Hawaiian, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined is, or would reasonably be expected to lead to, a superior proposal. In certain circumstances, and following compliance with Alaska’s “match” rights, Hawaiian is permitted to terminate the Merger Agreement to enter into a transaction for a superior proposal. In addition, in certain circumstances, the Board may change its recommendation with respect to the Merger if it determines in good faith, after consultation with outside legal counsel, that the failure to do so under certain circumstances specified in the Merger Agreement would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Termination

The Merger Agreement may be terminated by either party if:

•

any court of competent jurisdiction or other governmental entity has issued an order permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, which order or other action has become final and nonappealable (an “Illegality Termination Event”);

•

the Effective Time of the Merger has not occurred on or before June 2, 2025, which may be extended to December 2, 2025 in certain circumstances (such date, as extended, the “Outside Date” and such event, an “Outside Date Termination Event”); or

•	the requisite approval of the Merger by Hawaiian’s stockholders is not obtained (a “Stockholder Vote Termination Event”).

The Merger Agreement may be terminated by Hawaiian if:

•

prior to receipt of the requisite approval of the Merger by Hawaiian’s stockholders, Hawaiian enters into an alternative acquisition agreement with respect to a superior proposal in accordance with the terms of the Merger Agreement; or

•

there is (a) a breach of any representation, warranty or covenant of Alaska or Merger Sub such that any closing condition for the benefit of Hawaiian is not satisfied; (b) Hawaiian has delivered to Alaska written notice of such breach; and (c) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the Outside Date and 30 days after notice of breach. Hawaiian cannot terminate for this reason if any representation, warranty or covenant of Hawaiian has been breached such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied.

The Merger Agreement may be terminated by Alaska if:

•

at any time prior to the Effective Time, any of the following has occurred (each a “Triggering Event”): (a) the Board changes its approval of the Merger or its recommendation to Hawaiian’s stockholders to adopt the Merger Agreement; (b) Hawaiian enters into an agreement regarding an alternative acquisition; (c) a proposal to acquire Hawaiian is publicly disclosed, and the Board fails to timely publicly reaffirm its approval of the Merger and its recommendation to Hawaiian’s stockholders to adopt the Merger Agreement; or (d) a tender offer or exchange offer for securities of Hawaiian is commenced and the Board fails to timely recommend that the Hawaiian’s stockholders reject such offer; or

•

there is (a) a breach of any representation, warranty or covenant of Hawaiian such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied; (b) Alaska has delivered to Hawaiian written notice of such breach; and (c) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the Outside Date and 30 days after notice of breach. Alaska cannot terminate for this reason if any representation, warranty or covenant of Alaska or Merger Sub has been breached such that any closing condition for the benefit of Hawaiian is not satisfied (a “Hawaiian Breach Termination Event”).

Upon termination of the Merger Agreement under specified circumstances, Hawaiian will be required to pay Alaska a termination fee of $39,550,000. Specifically, this termination fee is payable by Hawaiian to Alaska if:

•	Hawaiian terminates the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	Alaska terminates the Merger Agreement in connection with a Triggering Event; or

•

(a) the Merger Agreement is terminated because of (i) a breach by Hawaiian of any representation, warranty or covenant with respect to certain provisions of the Merger Agreement that results in a Hawaiian Breach Termination Event, or (ii) a Stockholder Vote Termination Event; (b) prior to the date of Hawaiian’s meeting of stockholders to approve the Merger (or prior to the termination of the Merger Agreement if there has been no stockholder meeting) an alternative acquisition proposal shall have been publicly announced; and (c) within 12 months following the termination of the Merger Agreement, Hawaiian consummates any acquisition proposal or enters into a definitive written agreement providing for the consummation of any acquisition proposal.

If the Merger Agreement is terminated because of a Stockholder Vote Termination Event, Hawaiian will reimburse Alaska for up to $25,000,000 in reasonable and documented out-of-pocket costs and expenses incurred by Alaska in connection with the transactions contemplated by the Merger Agreement.

Conversely, upon termination of the Merger Agreement under certain other specified circumstances, Alaska will be required to pay Hawaiian a termination fee of $100,000,000. Specifically, this termination fee is payable by Alaska to Hawaiian if:

•	the Merger Agreement is terminated by Alaska or Hawaiian upon an Outside Date Termination Event if certain conditions are unsatisfied at that time; or

•	the Merger Agreement is terminated by Alaska or Hawaiian upon an Illegality Termination Event.

Conditions to Closing

Consummation of the Merger is subject to various conditions, including (a) obtaining the requisite approval of the Merger from Hawaiian’s stockholders, (b) the absence of any order enjoining or otherwise prohibiting the consummation of the Merger or any law which has the effect of prohibiting the consummation of the Merger, (c) the accuracy of the representations and warranties made by the parties, except, with respect to most of the representations and warranties made by the parties, unless any inaccuracies would not have had or reasonably be expected to have a “material adverse effect” on the applicable party, (d) the performance by the parties in all material respects of their covenants under the Merger Agreement, (e) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (f) obtaining any approval or authorization required from the U.S. Federal Aviation Administration, the Federal Communications Commission and the U.S. Department of Transportation in connection with the consummation of the Merger and (g) certain other customary conditions.

Other Provisions

The Merger Agreement contains customary representations, warranties and covenants of Hawaiian, Merger Sub and Alaska. Each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated, subject to certain exceptions as set forth in the Merger Agreement. The Merger Agreement also requires Hawaiian to call and hold a stockholder meeting and, subject to the terms of the Merger Agreement, for the Board to continue to recommend that the holders of the Shares vote such Shares in favor of the adoption of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference. A copy of the Merger Agreement has been included to provide the holders of the Shares and others with information regarding its terms and is not intended to provide any factual information about Hawaiian, Alaska or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by holders of the Shares or others, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by holders of the Shares or others. Holders of the Shares and others are, generally speaking, not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hawaiian, Alaska or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hawaiian’s public disclosures. Hawaiian acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Hawaiian, Alaska, Merger Sub, and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below), as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Hawaiian will make with the Securities and Exchange Commission (the “SEC”).

Item 8.01.	Other Events.

On December 3, 2023, Hawaiian and Alaska issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Additional Information and Where to Find It

Hawaiian, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Hawaiian plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger.

Daniel W. Akins, Wendy A. Beck, Earl E. Fry, Lawrence S. Hershfield, C. Jayne Hrdlicka, Peter R. Ingram, Michael E. McNamara, Crystal K. Rose, Mark D. Schneider, Craig E. Vosburg, Duane E. Woerth and Richard N. Zwern, all of whom are members of the Board, and Shannon L. Okinaka, Hawaiian’s chief financial officer, are participants in Hawaiian’s solicitation. None of such participants owns in excess of one percent of Common Stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Please refer to the information relating to the foregoing (other than for Messrs. Akins and Woerth) under the caption “Security Ownership of Certain Beneficial Owners and Management” in Hawaiian’s definitive proxy statement for its 2023 annual meeting of stockholders (the “2023 Proxy Statement”), which was filed with the SEC on April 5, 2023 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1172222/000117222223000022/ha-20230405.htm#i2d8a68908cc64c37bbeca80e509abb72_31. Since the filing of the 2023 Proxy Statement, (a) each director (other than Mr. Ingram) received a grant of 13,990 restricted stock units that will vest upon the earlier of (i) the day prior to Hawaiian’s 2024 annual meeting of stockholders or (ii) a change in control of Hawaiian; (b) Mr. Ingram received a grant of 163,755 restricted stock units; and (c) Ms. Okinaka received a grant of 57,314 restricted stock units. In the Merger, equity awards held by Mr. Ingram and Ms. Okinaka will be treated in accordance with their respective severance and change in control agreements. As of December 1, 2023, Mr. Ingram beneficially owns 340,964 shares and Ms. Okinaka beneficially owns 86,903 shares. The 2023 proxy statement, under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control,” contains certain illustrative information on the payments that may be owed to Mr. Ingram and Ms. Okinaka in a change of control of Hawaiian. As of December 1, 2023, (a) Mr. Woerth beneficially owns 37,389 shares and (b) Mr. Akins beneficially owns no shares. Mr. Akins received a grant of 13,990 restricted stock units that will vest upon the earlier of (a) the day prior to Hawaiian’s 2024 annual meeting of stockholders or (b) a change of control.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Hawaiian will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Merger. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HAWAIIAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Hawaiian’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian with the SEC in connection with the Merger will also be available, free of charge, at Hawaiian’s investor relations website (https://newsroom.hawaiianairlines.com/investor-relations), or by writing to Hawaiian Holdings, Inc., Attention: Investor Relations, P.O. Box 30008, Honolulu, HI 96820.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements subject to the safe harbor protection provided by the federal securities laws, including statements relating to the expected timing of the closing of the Merger; considerations taken into account by Alaska’s and Hawaiian’s Boards of Directors in approving the Merger; and expectations for Alaska and Hawaiian following the closing of the Merger. There can be no assurance that the Merger will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: the possibility that Hawaiian shareholders may not approve the adoption of the Merger Agreement; the risk that a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; that either party may terminate the Merger Agreement or that the closing of the Merger might be delayed or not occur at all; possible disruption related to the Merger to Alaska’s or Hawaiian’s current plans or operations, including through the loss of customers and employees; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; a failure to (or delay in) receiving the required regulatory clearances for the Merger; uncertainties regarding Alaska’s ability to successfully integrate the operations of Hawaiian and Alaska and the time and cost to do so; the outcome of any legal proceedings that could be instituted against Hawaiian, Alaska or others relating to the Merger; Alaska’s ability to realize anticipated cost savings, synergies or growth from the Merger in the timeframe expected or at all; legislative, regulatory and economic developments affecting the business of Alaska and Hawaiian; general economic conditions including those associated with pandemic recovery; the possibility and severity of catastrophic events, including but not limited to, pandemics, natural disasters, acts of terrorism or outbreak of war or hostilities; and other risks and uncertainties detailed in periodic reports that Alaska and Hawaiian file with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to Alaska and Hawaiian as of the date of this Current Report on Form 8-K. Alaska and Hawaiian each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 2, 2023, among Alaska Air Group, Inc., Marlin Acquisition Corp. and Hawaiian Holdings, Inc.

99.1	Joint Press Release, issued by Hawaiian Holdings, Inc. and Alaska Air Group, Inc., dated December 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Hawaiian will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Hawaiian may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Dated: December 4, 2023	/s/ Aaron J. Alter
	Name:	Aaron J. Alter
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary